UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2018

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

This Current Report on Form 8-K (“Current Report”) is being filed by the Company to reflect retrospective adjustments that have been made to the consolidated financial statements and certain related information that was filed by the Company on March 1, 2018 as Items 6, 7, and 15 to its Annual Report on Form 10-K for the year ended December 31, 2017 (“2017 Form 10-K”).  As disclosed in our Quarterly Report on Form 10-Q for the period ended March 31, 2018, the Company adopted ASC 606, “Revenue from Contracts with Customers (Topic 606)” on a fully retrospective basis effective January 1, 2018. ASC 606 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. Under the standard, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods and services.

This Current Report and its exhibits are being filed solely to reflect the adoption of ASC 606, and accordingly, selections of the following Items of the 2017 Form 10-K are being adjusted retrospectively:

•Part II, Item 6. Selected Financial Data;

•Selections of Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations;

•Part II, Item 8. Financial Statements and Supplementary Data, as detailed in Item 15(a)(1) and Item 15(a)(2); and

•Ratio of Earnings to Fixed Charges

The above selections of the 2017 Form 10-K are filed hereunder as Exhibit 99.1, which is incorporated herein by reference. This Current Report does not reflect events that may have occurred subsequent to the original filing date of the 2017 Form 10-K, and does not modify or update in any way the disclosures made in the 2017 Form 10-K other than as required to retrospectively reflect the adoption of ASC 606. All other information in the 2017 Form 10-K remains unchanged. Unaffected items and unaffected portions of the 2017 Form 10-K have not been repeated in, and are not amended or modified by, such Exhibit. Management’s Discussion and Analysis of Financial Condition and Results of Operations has not been updated for information known to management subsequent to the date of filing of the 2017 Form 10-K. The information in this Current Report should be read in conjunction with the 2017 Form 10-K and filings made by the Company subsequent to the filing of the 2017 Form 10-K, including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed on May 4, 2018.

Within such Exhibits, MGM Resorts International is referred to as the “Company,” “MGM Resorts,” or the “Registrant,” and together with its subsidiaries may also be referred to as “we,” “us” or “our.” MGM China Holdings Limited together with its subsidiaries is referred to as “MGM China.” Except where the context indicates otherwise, “MGP” refers to MGM Growth Properties LLC together with its consolidated subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP
99.1

Updates, where applicable, to MGM’s 2017 Form 10-K, as follows: Part II. Item 6. Selected Financial Data, Selections of Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II. Item 8. Financial Statements and Supplementary Data, as detailed in Item 15(a)(1) and Item 15(a)(2)

99.2	Computation of Ratio of Earnings to Fixed Charges
101

The following information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated in this Current Report on Form 8-K, formatted in eXtensible Business Reporting Language: (i) Consolidated Balance Sheets at December 31, 2017 and December 31, 2016; (ii) Consolidated Statements of Operations for the years ended December 31, 2017, 2016 and 2015; (iii) Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2017, 2016 and 2015; (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016 and 2015; (v) Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2017, 2016 and 2015; (vi) Notes to the Consolidated Financial Statements and (vii) Financial Statement Schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2018

MGM Resorts International

By:	/s/ Robert C. Selwood
Robert C. Selwood Executive Vice President and Chief Accounting Officer